ROYALE INVESTMENTS, INC.
                              MANAGEMENT AGREEMENT


     THIS MANAGEMENT AGREEMENT is entered into between ROYALE INVESTMENTS, INC., a Minnesota corporation (the "Company") and GLACIER REALTY LLC (or another name to be selected prior to execution), a Minnesota limited liability company (the "Manager").

         WHEREAS, the Company intends to continue to qualify as a real estate investment trust ("REIT"), as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and to make investments by and through the Company of the type permitted to be made by qualified REITs under the Code; and

         WHEREAS, the Manager is a corporation organized for the purpose of managing the assets of the Company. as to its ownership of real estate properties and providing certain management and administrative services in connection with the Company's business affair, and the acquisition, administration, operation and disposition of its net-leased retail properties which is further defined in Section 1.11; and

         WHEREAS, the Company plans and intends to continue a business plan for the investing and acquisition of net-leased retail properties and also office properties and in connection with its investments in net-leased retail properties the Company desires to make use of the advice and assistance of the Manager and the sources of information and certain facilities available to the Manager, and to have the Manager undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Board of Directors of the Company ("Directors"), all as provided for herein; and

         WHEREAS, the Manager is willing to render such services, subject to the supervision of the Directors, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter set forth, the parties agree as follows:

                        ARTICLE I - DUTIES OF THE MANAGER

     The Manager shall use its best efforts to present to the Company a continuing and suitable investment program consistent with the investment policies and objectives of the Company for investment in net-leased retail properties, subject to the supervision of the Directors and upon their direction, and to perform the following duties:


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     1.1. Investment Program. The Manager shall work with the Company to develop and present to the Company a continuing and suitable investment program and opportunities to make investments in net-leased retail properties consistent with the investment policies of the Company.

     1.2. Investment Advice. The Manager shall serve as the Company's investment Manager in connection with policy decisions to be made by the Directors and, as requested, furnish the Directors with advice with respect to the making of real estate acquisitions, holdings, and dispositions of net-leased retail real estate assets and investments.

     1.3. Investment and General Management. The Manager shall administer the day to-day operations of the Company as they relate to net -eased retail assets and investments and shall investigate and evaluate investment opportunities in net-leased retail properties and recommend them to the Directors and the Company, (subject to the prior approval of the Directors) to investigate, select, and conduct relations with the developers, builders, co-venturers, or partners of or with the Company, sellers and purchasers of real estate, tenants, banks, other lenders, borrowers, consultants, accountants, mortgage loan originators, brokers, participants, property managers, attorneys, appraisers insurers, and person acting in any other capacity relevant to the activities of the Company, and as necessary, negotiate contracts with, retain, and supervise services performed by such parties in connection with net-leased retail assets and investments which have been or may be acquired or disposed of by the Company.

     1.4. Financial Administration. The Manager shall administer such day-to-day bookkeeping and accounting functions relating to the income and expenses as are required or reasonably necessary for the proper management of the net-leased retail property portfolio of the Company and prepare or cause to be prepared such reports as may be required by any governmental authority in connection with the ordinary conduct of the Company's business, but excluding periodic reports, returns, or statements required under the Securities Exchange Act of 1934, as amended (the "Act"), the Code, the securities and tax statutes of any jurisdiction in which the Company is obligated to file such reports or the rules and regulations promulgated under any of the foregoing and excluding any reporting function or reports to the Company's stockholders. The Manager shall maintain the books of account and records relating to services performed for the Company accessible for inspection by the Company at any time during ordinary business hours and shall provide reasonable statements on a monthly basis. The Manager shall also prepare by November 1 of each calendar year, an annual budget of income and expenses which relate to the net-leased retail portion of the Company's portfolio for review and approval of the Company and its Directors and thereafter Manager shall implement such budget for such calendar year provided that the changes in the total expenses of the budget for such year do not increase more than 5%.


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     1.5. Agent. Subject to prior approval of the Directors, the Manager shall act as agent of the Company in making, acquiring, and disposing of net-leased retail real estate assets and investments. The Manager shall be responsible for disbursing and collecting the income and funds, paying the debts, and fulfilling the obligations of the Company relating to the Company's net-leased retail assets and (subject to approval of the Company and the Directors) handling, prosecuting, and settling any claims of or against the Company. The Manager
 .shall also investigate, select and conduct relations on behalf of the Company with individuals, corporations, and entities in furtherance of the investment activities of the Company.

     1.6. Exchanges, Dealers. The manager shall not conduct relations on behalf of the Company with securities exchanges or with dealers making markets in the Company's securities.

     1.7. Investment of Cash. Subject to the prior approval of the Directors, the Manager shall invest and reinvest any monies of the Company generated from net-leased retail assets, , and manage the Company's short-term investments including the acquisition and sale of money market instruments provided such instruments am consistent with the Company's policies and are only those instruments in which a real estate investment trust is permitted to invest under the Code from time to time.

     1.8. Bank Accounts. The Manager may establish one or more reasonable bank accounts in the name of the Company reasonably necessary for conducting expected activities of the Company and may deposit into and disburse from such accounts any monies on behalf of the, Company under such terms and conditions as the Directors may approve, provided that no funds in any such account shall be commingled with funds of the Manager, and the Manager shall from time to time as requested by the Directors render appropriate accounting of such deposits and payments to the Directors and to the auditors of the Company.

     1.9. Offices and Personnel. Subject to Section 5.2(k), the Manager shall provide, keep and maintain at Minneapolis, Minnesota office space, equipment, personnel, accounting facilities, and other facilities as required for the performance of the foregoing services and operation of the Company's business.

     1.10. Reports. The Manager shall, as requested by the Directors, make reports to the Directors on its performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business of the Company.

     1.11. Interest of the Parties and Information Furnished Manager. The Company and the Directors shall at all times keep the Manager fully informed with regard to the investment policy of the Company, the capitalization policy of the Company, and generally their then current intentions as to the future of the Company. the Company's immediate in-


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vestment policy for the present and near future is to invest in net-leased retail real estate, properties and office properties. This Management Agreement is an exclusive arrangement by and between the Company and Manager only with respect to the net-leased retail assets of the Company, whether held in the name of the Company or any of its related or affiliated companies, partnerships, trusts, business associations or entities; however this Management Agreement shall not be effective for any office type assets of the Company. Net-Leased retail assets or investments as used in this Agreement shall include any and all such real estate assets or investments of the Company or any of its related or affiliated companies, partnerships, trusts, business associations or entities whose use a reasonable person would conclude are or would be intended primarily for normal retail sales of goods or products to consumers whether or not a net lease exists. If such a property is leased on a net or gross rental basis shall be irrelevant and if such an asset of investment shall become vacant or unleased shall not affect its inclusion hereunder as a net-leased retail asset or investment and such a classification is further intended to distinguish between other assets and investments primarily for office use. In particular, the Directors shall notify the Manager promptly of their intention to sell or otherwise dispose of any of the Company's net-leased retail assets, or to make any new investment in such assets. The Company shall furnish the Manager with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to its affairs all as is circulated to the officers and Directors or its committees of the Company as and when so circulated or as the Manager may from time to time reasonably request.

     1.12. Net-Leased Retail Assets and Investments. Notwithstanding any provision of this Agreement to the contrary, the rights and obligations of the Manager hereunder shall relate and pertain solely to net-leased retail assets and investments and to no other properties, assets or investments of the Company, except for the consideration payable to Manager for referrals of non-net-leased retail assets specified in Section 4.1(a) hereof, and all provisions of this Agreement otherwise relating to the payment of compensation and fees to the Manager shall be specifically limited to and based solely upon net-leased retail properties owned by the Company. The Manager shall have no rights to exercise any power or authority over or with respect to First Commercial, LP.

          ARTICLE II - QUALIFICATION AS A REAL ESTATE INVESTAIENT TRUST

     2.1. REIT Qualification. Notwithstanding any provision in this Agreement to the contrary, the Manager shall refrain from any action (including without limitation the furnishing or rendering of services to tenants of property or managing any real property) which, in the reasonable business judgment of the Directors of which the Manager has actual notice, would (1) materially and adversely affect the status of the Royale Investments, Inc., an affiliate of the Company, as a REIT, as defined in the Code, or (2) materially violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction


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over the Company or over its securities, or (3) otherwise not be permitted by the corporate governance documents of the Company.

     2.2. Preservation of REIT Status. In the event that the terms of this Agreement at any time shall, in the opinion of counsel for the Company, threaten to impair the status of the Company as a REIT in a manner materially adverse to the interests of the members of the Company, the Company shall propose such amendment to or substitute arrangements for this Agreement, with prospective or retroactive effect, as may in its opinion be necessary to protect and preserve the status of the Company as a REIT provided the substantive business terms hereof are not altered.

                      ARTICLE III - LIMITATION OF LIABILITY

     3.1. Fidelity Bond. The Manager need not maintain a fidelity bond.

     3.2. Limitation of Liability of the Manager. The Manager assumes no responsibility other than to render the services described herein in good faith and shall not be responsible for any action of theDirectors in following or declining to follow any advice or recommendation of the Manager. The Manager will not be liable to the Company, its partners, or others, except by reason of acts constituting bad faith, misconduct, or negligence. The Company shall reimburse, indemnify, and hold the Manager harmless for and from any and all expenses, losses, damages, liabilities, demands, charges, and claims of any nature whatsoever in respect to or arising from. any acts or omissions of the Manager undertaken in good faith and pursuant to the authority granted to the Manager by this Agreement. The Manager may consult with legal counsel (which may be the regular counsel of the Manager or other counsel), independent public accountants, or other professional Managers and shall not be liable for any action taken or omitted in good faith or by the Manager in accordance with the advice of such counsel, accountants, or Managers, provided such action is not the result of misconduct of negligence.

                           ARTICLE IV - COMPENSATION

     4.1. Compensation. The Company shall pay compensation to the Manager for its services hereunder as follows:

     (a) Manager's Acquisition Fee. The Manager shall be paid in connection with and at the time of the acquisition by the Company or any of its affiliated or related companies, partnerships, trusts, business associations or other entities of any net-leased retail real estate asset or investment a fee equal to 1% of the Adjusted Purchase Price of each real estate investment; provided, however, that any other commissions or points, to be paid to any other entities in connection

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          with such a purchase shall be the responsibility of the Company, and shall be paid by the Company. Any points, fees or commissions that may be then or thereafter payable in connection with the securing of any financing of the Company or its assets, which shall remain the responsibility of the Company. Adjusted Purchase Price shall include any and all costs relating to the purchase of any real estate investment or asset which is capitalized pursuant to generally accepted accounting principles, including but not limited to, the purchase price paid to sellers, closing costs, legal fees, accounting fees, travel expenses, property acquisition items, fees and/or commissions paid to brokers or dealers (exclusive of the Manager's Acquisition Fee), title insurance premiums and charges, fees and costs of securing engineering, environmental and appraisal reports and/or studies, similar items relating to any such asset acquisition, and any fees or charges for securing any credit enhancement or guarantees; however, it is the intent of the parties that any fees paid to the Manager shall not be included in the Adjusted Purchase Price for purposes of calculating the Manager's Acquisition Fee i.e. 1% of the 1% fee should not be charged as part of the Manager's Acquisition Fee. In the event that Manager refers a non-net-leased retail asset or investment to the Company and such asset or investment is acquired by the Company or any of its affiliated or related companies, partnerships, trusts, business associations or other entities then the Company shall pay the Manager an Acquisition Fee; provided however that it is the intent of the parties that the Manager shall not actively market or search for such properties or investments in the trade areas other than Minnesota, Wisconsin and North Dakota and such fee shall be payable on an ad hoc basis only if such a property or investment would not have otherwise been available to the Company at such time except for the efforts of the Manager. The Acquisition Fee shall be fully earned and payable at the time the closing of a property acquisition occurs. Also, it is contemplated from time to time that the Company may acquire a property and pay all cash for the property before construction completion with a condition that in the event construction is not completed and other matters submitted for approval by the Company in a timely manner by the tenant, the Company may require the tenant or seller of the original property to re-acquire the property back from the Company and in the event such events take place and any property is "put back" to such tenant or seller of the property, the Manager shall refund any Acquisition Fee previously paid by the Company to the Manager.

     (b) Annual Management Fee. The Manager shall be paid, for the services the Manager renders to the Company pursuant to this Agreement, an annual management fee, payable monthly, which fee shall be comprised of (i) a net mini-


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          mum annual amount of $250,000 plus (ii) 1% of the first $35 million of
          Average Invested Assets relating to net-leased retail assets acquired by or invested in by the Company or its related or affiliated companies, partnerships, rings, business associations, or entities after the date hereof and 6/10 of 1% of the next $40 million of such Average Invested Assets, and 4/10 of 1% of such Average Invested
          Assets in excess of $75 million (the "Management Fee"). Such annual fee shall be payable monthly in the amount of $20,833 in advance, plus an amount equal to 1/12 of the annual fee referenced in Section 4. 1
          (b)(ii) based on the monthly Average Investment Assets. For purposes of this Agreement, monthly "Average Invested Assets" of the Company shall be deemed to mean the aggregate book value of the net-leased retail assets of the Company invested, directly or indirectly, in equity interests in and loans secured by net-leased retail real estate (only for such assets so invested in or acquired by the Company after the date hereof) but all before reserves for depreciation or bad debts or other similar cash or non-cash reserves, computed by taking the monthly average of such values at the beginning and the end of each month during such period. It is the intent of the parties that such $250,000 net minimum annual fee shall continue and such fee shall be increased only pursuant to the schedule specified in Section
          4.1(b)(ii) hereof with respect to net-leased retail assets or investments of the Company acquired or invested in after the date hereof.

     (c) Disposition Fee. The Manager shall be paid for services rendered in connection with and at the time of the sale or other disposition of any individual net-leased real estate asset or investment a fee equal to 1% of the sale or disposition price with respect to such real estate asset or investment provided, however, that if all or a substantial portion of all of the net-leased real estate properties, assets or investments of the Company are being sold or disposed of (other than by termination of this Agreement pursuant to Section 7.2 hereof) the Disposition Fee shall be 3% of the sale or disposition price of such real estate investment. It is the intent of the parties that if all or a substantial portion of the net-leased real estate assets, properties or investments are sold in a single transaction or serial or sequential transactions, the Termination Fee specified in
          Section 7.2 should be due and payable and that the 1% Disposition Fee should be payable only if the individual assets, properties or investments are not part of a course of action, considering all surrounding facts and circumstances, to sell or dispose of all or a substantial portion of the real estate assets, properties or investments. To the extent it is necessary to engage independent real estate brokers to sell any such assets, the aggregate of the Disposition Fee for the Manager and any commission or fee to any independent broker may not exceed


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          6% of the sale price and to the extent the independent broker's commission is more than 3%, the Manager's Disposition Fee portion shall be reduced accordingly so that the total Disposition Fees to the Manager and any commission or fee to any independent broker are 6%.

The Management Fee payable" monthly and the scheduled percentage portion referenced in Section 4.1(b)(ii) shall be estimated for the upcoming month and shall be finally computed within thirty (30) days following the end of each month by the Company's accountants or by the Manager and shall be then adjusted in the following month as shall be appropriate. A copy of such computations shall promptly be delivered to the Manager or calculated by the Manager and shall be paid as a monthly expense by the Manager out of Company's funds.

     4.2. Use of Affiliates. The Manager has the right to use affiliates and personnel of affiliates, in its sole discretion, and is not required to perform all duties with its own employees.

     4.3. Additional Services. If the Company shall request the Manager to render services to the Company other than those required to be rendered by the Manager hereunder, such additional services, if performed, shall be compensated separately on terms to be agreed upon from time to time between the Manager and the Company, which terms shall not exceed either (1) the terms under which the Manager or such affiliate is then performing similar services for others or (2) the terms under which qualified unaffiliated persons are then performing such services for comparable organizations.

     4.4. Placement and Loan Fees. Subject to the prior approval of the Directors, the Manager may negotiate its own placement fees, loan fees, loan origination fees, or similar fees with developers of properties in which the Company invests. Any such fee may not, however, be higher than such loan fee or other similar fee being paid to the Company on the same transaction unless the Manager discloses such fee to the Company and the Directors approve such fee. The Manager shall be entitled to placement fees, loan fees, loan origination fees, or other similar fees for securing mortgage loan commitments or other secured or unsecured loans to the Company from third parties on terms and fees to be negotiated between the Company and the Manager from time to time on an ad hoc, basis.

     4.5. Fees - General. Notwithstanding anything therein to the contrary, the Manager may elect at its sole discretion, to defer (without any accrual of interest) all or any portion of any fees to which it is entitled to such future date as shall be determined by the Manager.


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                      ARTICLE V - EXPENSES AND LIMITATIONS

     5.1. Expenses of the Manager. Without regard to the compensation the Manager receives from the Company pursuant to this Agreement, the Manager shall bear the following expenses incurred in connection with the performance of its duties under this Agreement.

     (a) employment expenses of the personnel employed by the Manager, including but not limited to salaries, wages, payroll taxes, and the cost of employee benefit plans;

     (b) subject to Section 5.2(e), travel and other expenses of directors, officers, and employees of the Manager, except expenses of such persons for travel expenses and other costs of attendance of such officers, directors and employees of the Manager who are also officers, directors or employees of the Company for attending the National Association of Real Estate Investment Trusts ("NAREIT") conferences, seminars, and meetings and similar conferences, seminars, and meetings of real estate industry associations or other groups relevant to the Company's business;

     (c) subject to Section 5.2(k), rent, telephone, utilities, office furniture, equipment and machinery (including computers, to the extent utilized), and other office expenses of the Manager, except to the extent such expenses relate solely to an office maintained by the Company separate from the office of the Manager, and

     (d) subject to Section 5.2 (e), miscellaneous administrative expenses incurred in supervising and monitoring real property (other than fees and costs of third parties for inspecting Properties and creating or updating engineers' or environmental reports or appraisals or other reports or analyses relating to the assets of the Company) and other investments of the Company or relating to performance by the Manager of its obligations hereunder.

     5.2. Expenses of the Company. Except as otherwise expressly provided in this Agreement, the Company shall pay all its expenses not assumed by the Manager as set forth in Section 5.1, and without limiting the generality of the foregoing it is specifically agreed that the following expenses of the Company (reference in this Section to the Company shall include its related and affiliated companies, partnerships, trusts, business associates or entities) shall be paid by the Company and shall not be paid by the Manager:


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     (a)  the cost of borrowed money, including the repayment of funds borrowed by the Company, interest thereon and all other costs, fees and expenses in connection with such borrowings;

     (b) taxes on income and taxes and assessments on real property, if any, and all other taxes applicable to the Company and its investments;

     (c) legal, auditing, accounting, underwriting, brokerage, listing, reporting, registration, and other fees, and printing, engraving, and other expenses and taxes incurred in connection with the issuance, distribution, transfer, trading, registration, and stock exchange listing of the Company's, the Directors' or affiliates of the Company's securities or good faith attempts thereof, whether or not such issuance, distribution, transfer, trading, registration or listing shall materialize or be implemented;

     (d) fees and expenses paid to the Directors, independent Managers, consultants, managers, local property managers, or management firms, and other agents employed by or on behalf of the Company including third party inspectors, engineers, environmental people or entities, and appraisers who create or update reports or inspections or other reports or analyses relating to the assets of the Company;

     (e) expenses directly connected with the acquisition, disposition, and ownership of real estate interests or other property (including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair, improvement, and local management of property) including but not limited to travel and other expenses incurred by Directors, officers, partners, employees of the Company or Directors, officers, directors or employees of the Manager which shall be deemed expenses directly connected with the acquisition, disposition, inspection and ownership of real estate interests or other property, whether incurred prior to closing of any such acquisition or disposition or thereafter, and even if the closing and acquisition or disposition shall never take place or materialize and shall also include such out-of-pocket costs, and expenses incurred by any such officers, employees or Directors of the Company or Manager (if reasonably necessary or requested by the Company) in establishing or maintaining relationships with underwriters. Any fees or similar costs paid in securing guarantees or other credit enhancement agreements shall be the obligation of the Company. In the event the Manager advances such monies on behalf of the Company, they shall be reimbursable expenses to the Manager upon demand and presentation;


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     (f)  insurance as required by the Directors (including director's liability insurance, if applicable);

     (g) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Company or the Directors to holders of securities of the Company, the Directors or affiliates of the Company;

     (h) all expenses connected with communications to holders of securities of the Company or affiliates of the Company or the Directors and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of such securities;

     (i) transfer agents', registrars' and indenture trustees' fees and charges;

     (j) legal, accounting, and auditing fees and expenses of the Company, affiliates of the Company or the Directors; and

     (k) a reasonable allocation of the Manager's rent and overhead costs and expenses reasonably necessary for the officers, Directors and agents of the Company to conduct business in space leased or owned by the Manager including storage of documents and files.

                    ARTICLE VI - OTHER ACTIVITIES OF MANAGER

     6.1. Other Activities of Manager. The Manager shall not engage in other activities or businesses similar to those to be performed pursuant hereto for others or as an advisor or manager to any other real estate investment trust without the consent, and approval of the Company which consent and approval shall not be unreasonably withheld. No provision in this Agreement shall limit or restrict the right of any present or future principal, governor, director, officer, employee, member or shareholder of the Manager or an affiliate of the Manager to engage in any other business or to render services of any kind to any other corporation, partnership, individual, or other entity, including but not limited to activities similar to those to be performed pursuant hereto or as an advisor to a real estate investment trust. The Manager shall not, however, disclose any confidential information of the Company to other persons or entities, unless such information is then public knowledge through no fault of Manager, is properly provided to the Manager without restriction by a third party or is already in the Manager's possession at the time of receipt by the company.


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     6.2. Investment Opportunities. Manager shall act on a basis which is fair and reasonable to the Company in selecting, from among the investment opportunities that come to the attention of the Manager, those investment opportunities which it offers to the Company, it being the intent of the Company and its affiliates to invest in retail net-leased properties and investments and office properties and investments, provided further that any opportunity for real estate investment in a retail net-leased property shall first be offered to the Company or in the case of office properties, they shall be first offered to affiliates of the Company investing in office properties and if the Company or its affiliate declines to so invest, then the Manager shall be free to offer such retail net-leased property to others or the Manager or its present or future principals, Directors, officers, employees, members or shareholders or any of their affiliates may invest in such property. The Manager or its principals, Directors, officers, employees, members or shareholders or any of their affiliates may invest in assets, properties or other investments which are not within the investment objectives of the Company or its affiliates which investments objective is for the acquisition of net-leased retail properties and office properties (which does not include traditional office-warehouse type properties but may include "flex" type office-warehouse facilities which are more than 20 % office space).

     6.3. No Partnership or Joint Venture. The Company and the Manager are not partners or joint venturers with each other and neither the terms of this Agreement nor the fact that the Company and the Manager have Joint interests in any one or more investments shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

     6.4. Signing Authority. Directors, officers, employees and agents of the Manager or of its affiliates may serve as directors, officers, employees, agents, nominees, or signatories of the Company. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective designation or titles in the Company.

                       ARTICLE VII - TERM AND TERMINATION

     7.1. Term and Renewal. This Agreement shall continue in force from the date hereof for a five (5) year period ending , 2002 and may be terminated by either party by written notice one hundred eighty (180) days prior to the expiration of the initial term or renewal term, as the case may be. Absent written notice of termination and nonrenewal as provided in this section, this Agreement shall be automatically renewed for successive one-year terms upon the expiration of the initial term and each renewal term. Notice of termination and nonrenewal shall be given in writing by the Company to the Manager not less than one hundred eighty (180) days before the expiration of the initial term of this Agreement or of any renewal term thereof. Notwithstanding anything contained herein to the contrary, the termination or nonrenewal of this Agreement for any- reason, by either party, shall be subject to the Termination Fee specified in Section 7.2.


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     7.2. Termination Fee. In the event that this Agreement terminates for any reason, including but not limited to nonrenewal, the Company immediately shall pay the Manager, in addition to any other compensation due hereunder, a Termination Fee equal to three percent (3%) of Invested Real Estate Assets of the Company or as related or affiliated companies, partnerships, trusts, business associations or entities as of the date of termination by the Company from the date of termination by the Company (as shown on the books and records of the Company). It is the intent of the parties that the Termination Fee shall not apply to such assets which are or were purchased by the Company, or its related or affiliated companies partnerships, trusts, business associations or entities as of the date hereof but shall only apply to such Invested Real Estate Assets that are then owned and that were acquired or purchased after the date hereof Invested Real P-state Assets shall mean the aggregate book value of the net-leased retail assets or investments of the Company invested directly or indirectly in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar cash or non-cash reserves.

     7.3. Assignment. In the event the Manager assigns or transfers its interest in this Agreement, without the written consent of the Company being first obtained, which consent will not be unreasonably withheld, or if Vernon R. Beck, John Parsinen or John D. Parsinen, Jr. singularly or together, or their estates, families, family members or heirs at law (or a trust, partnership or other legal entity establishment established for the benefit of their estates, families, family members or heirs at law) do not own and control the majority of the voting interests of the Manager, then the Company shall have the right to terminate this Agreement abject to the terms and conditions of Section 7.2 and
Section 7.5. Nothing contained herein shall be deemed a default hereunder or permit the termination of this Agreement by the Company because of the transfer or conveyance of either of said individual interest or shares in the Manager to his estate, family, family members, or to his heirs at law, or to a trust, partnership, or other legal entity established for the benefit of his estate, family, family members, or heirs at law, all of which shall be permitted hereunder. This Agreement shall not be assignable by the Company without the prior written consent of the Manager, except in the case of any assignment by the Company to a corporation or other organization which is the successor to the Company, and/or which will hold title to the Company's assets including those which am or become the subject of this Agreement, in which case such successor shall be bound hereby and by the terms of said assignment in the same manner and to the same extent as the Company is bound hereby and the Company shall not be released of its primary obligations hereunder. Nothing contained herein shall prohibit the principal, shareholders or members of the Manager from pledging their interest or shares in the Manager.

     7.4. Default or Bankruptcy of the Manager. At the sole option of the Company, this Agreement shall terminate immediately upon written notice of such termination from the Directors of the Company to the Manager if any of the following events shall have occurred:

     (a) the Manager shall have materially violated any provision of this Agreement and, after notice of such violation, shall have failed to cure such default within sixty (60) days or in the event such default cannot be reasonably cured within sixty (60) days, then a reasonable period of time if the Manager is diligently pursuing a course of action to so cure;

     (b) a petition shall have been filed against the Manager for an involuntary proceeding under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, and such petition shall not have been dismissed within ninety (90) days of filing; or a court have jurisdiction shall have appointed a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Manager for any substantial portion of its property, or ordered the winding up or liquidation of its affairs; or

     (c) the Manager shall have commenced a voluntary proceeding under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or shall have made any general assignment for the benefit of creditors,, or shall have failed generally to pay its debts as they became due.

The Manager agrees that, if any of the events specified 'in Section 7.4 (b) or
(c) shall occur, the Manager will give written notice thereto to the Directors within twenty business days following the occurrence of such event.

     7.5. Action upon Termination. From and after the date of any termination of this Agreement, the Manager shall be entitled to no further compensation for services rendered hereunder in the case of termination pursuant to this Article VII, but shall be paid, on a pro rata basis, all compensation due for services performed prior to such termination and all compensation due pursuant to the Termination Fee and Section 7.2. Upon such termination, the Manager immediately shall:

     (a) pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement, after declining therefrom any accrued compensation and reimbursements for the expenses to which the Manager is then entitled;

     (b) deliver to the Directors a full and complete accounting, including a statement showing all sums, collected by the Manager and a statement of all sums held by the Manager for the period commencing with the date following the date of the Manager' s last accounting to the Directors; and

     (c) deliver to the Company all property and documents of the Company then in the Manager's custody or possession provided that the Manager shaft have the right to copy and retain copies of all such documents.

     Notwithstanding the foregoing, after the termination of this Agreement, the Manager shall, upon reimbursement of its out-of-pocket costs, if any, provide such services and documents to the Company as may be reasonably requested by the Company to enable it to complete accounting reports, tax returns, audit functions, Internal Revenue Service audits and other similar financial and tax accounting functions.

     7.6. Rights of Termination Cumulative. The rights of termination specifically provided shall be considered to be cumulative and shall be in addition to the rights of termination for breach of this Agreement otherwise inuring to the parties by operation of law.

                          ARTICLE VIII - MISCELLANEOUS

     8.1. Notices. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses to the parties hereto:

                        The Directors and/or the Company

                                One Logan Square
                                   Suite 1105
                             Philadelphia, PA 19103
                      Attn: Clay W. Hamlin III The Manager.

                                   The Manager
                               Glacier Realty LLC
                                 3430 List Place
                          Minneapolis, Minnesota 55416
                              Attn: Vernon R. Beck

with a copy to:

                   Parsinen Kaplan Levy Rosberg & Gotlieb P.A.
                       100 South Fifth Street, Suite 1100
                          Minneapolis, Minnesota 55402
                            Attention: John Parsinen

Either party hereto may at any time give notice to the other party in writing of a change of its address for purposes of this Section 8.1.

     8.2. Amendments. This Agreement shall not be amended, changed, modified, terminated, or discharged in whole or in part except by an instrument in writing signed by each of the parties or their respective successors or assigns.

     8.3. Successors and Assigns. This Agreement shall be binding upon the parties, their successors or assigns and with respect to the Company shall relate to and include the assets and/or investments of the Company and its related or affiliated companies, partnerships, trusts, business associations or other entities.

     8.4. Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota and Minnesota shall be the place for venuing any and all actions relative to this Agreement. In the event a party commences litigation to enforce the terms and conditions of this Agreement, the party successful in establishing a breach by the other party or successfully defending against an alleged breach of this Agreement shall be entitled to recover reasonable attorneys and witness fees and costs and any such court having jurisdiction over such matter shall so award such fees and costs.

     8.5. Captions. The captions included in this Agreement have been inserted for ease of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

     8.6. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes and cancels any preexisting agreements with respect to such subject matter.

     8.7. Separability. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, properties and circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be executed by their duly authorized officers.

Dated:  October 14, 1997       ROYALE INVESTMENTS, INC.
                               A Minnesota corporation

                               By: _____________________________
                                   Its: ________________________

                               GLACIER REALTY LLC

                               By: _____________________________
                                   Its: ________________________